FREE WRITING PROSPECTUS Dated January 28, 2014	Filed Pursuant to Rule 433 Registration No. 333-190561 Registration No. 333-190561-01

$1.0bln AMOT 2014-1 (Auto Floorplan)

Joint-Leads:    J.P. Morgan (struc), BofAML, SocGen

Co-Managers:    Credit Ag, Lloyds, Natixis, PNC, Scotia

CL	AMT(MM)	WAL	MDY/F	E.FNL	L.FNL	PXG	YLD	CPN	$PX
A-1	$600.0	2.94	Aaa/AAA	01/17	01/19	1ML+47		1ML+47	100.00000
A-2	$400.0	2.94	Aaa/AAA	01/17	01/19	IS+ 47	1.303%	1.29%	99.97265

TICKER: AMOT 2014-1

REGISTRATION: SEC Registered

EXPECTED PXG: Priced

EXPECTED RATINGS: Moody’s/Fitch

EXPECTED SETTLE: 02/05/14

FIRST PAY: 02/18/14

ERISA ELIGIBLE: Yes

BILL & DELIVER: J.P. Morgan

MIN DENOMS: $100K x $1K

CUSIPS: A-1: 02005ADU9

                A-2: 02005ADV7

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Any disclaimer below is not applicable and should be disregarded.